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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-43335) of our report, dated December 4, 1996 and October 16, 1997, relating to the financial statements of Crispaire Corporation. We also consent to the reference to our Firm under the captions "Independent Accountants", "Summary Historical Financial and Other Data" and "Selected Financial and Other Data" in the Prospectus and Prospectus Statement.


                                        /s/ Mauldin & Jenkins, LLC

Albany, Georgia

April 1, 1998